                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                 GOLD BANK FUNDS

                                       AND

                          GOLD CAPITAL MANAGEMENT, INC.

     THIS AGREEMENT, made and entered into as of the 31st day of December, 2001, by and between Gold Bank Funds, a Delaware business trust (hereinafter  referred to as the  "Trust")  and Gold  Capital  Management,  Inc.  a Kansas  corporation
(hereinafter referred to as the "Distributor").

     1. Subject to the  provisions of the Trust's  Agreement and  Declaration of
Trust and By-laws,  copies of which have been delivered to and are  acknowledged by the Distributor,  the Board of Trustees of the Trust hereby appoints the firm of Gold  Capital  Management,  Inc. as the  principal  underwriter  and national distributor of the shares of the various series of the Trust,  except for shares which the Trust may elect  pursuant  to  authority  of its Board of  Trustees to issue direct to registered owners,  which shall include by definition but not by limitation  shares of beneficial  interest  issued by virtue of  reinvestment of dividends,  or as the result of a splitting  of shares,  or as the result of the
Trust,  or any  series of the  Trust,  merging  or  consolidating  with  another organization, or in return for acquisition of assets, or as the result of shares issued in connection  with a contractual  plan for which the Trust or any of its series, are the underlying investment,  or for the purpose of complying with the registration laws of a particular state or jurisdiction.

     2. The Trust agrees to prepare and file  registration  statements  with the
U.S.  Securities  and  Exchange  Commission  and to make  any  filings  with the securities  departments of the various states and other  jurisdictions  in which the  shares  may be  offered,  and do such  other  things and to take such other actions as may be  mutually  agreed  upon by and between the parties as shall be reasonably  necessary  in order to effect the  registration  and the sale of the
Trust's shares.

     3. The Distributor represents that it is duly registered as a broker-dealer with  the SEC and in all 50  states  and is a  member  in good  standing  of the
National  Association of Securities  Dealers,  Inc., and agrees to maintain such registrations and memberships throughout the term of this Agreement, and further agrees to promptly notify the Trust if any such  registration or memberships are terminated, or if any state or regulatory body institutes proceedings that might affect such registrations or memberships.

     4. The  Distributor  agrees to place its full facilities at the disposal of the Trust and to assist and cooperate fully with respect to the registration and qualification of the Trust's shares,  as well as perform all functions  required in connection with any offering including,  but not limited to, the creation and preparation of literature,  advertising,  and any other promotional material for the purpose of selling the Trust's shares.

     5. The  Distributor  will act as agent of the Trust and not as principal in the  solicitation and sale of the shares of the Trust unless expressly agreed to in writing by the Principal Underwriter and the Trust.

     6. Normally, the Trust shall not exercise any direction or control over the time and place of  solicitation,  the persons to be solicited,  or the manner of solicitation;  but the Distributor agrees that solicitations  shall be in a form acceptable to the Trust and shall be subject to such terms and conditions as may be prescribed from time to time by the Trust,  the Registration  Statement,  the
Prospectus,  the Agreement and  Declaration of Trust,  and By-laws of the Trust, and shall not violate any  provision of the laws of the United  States or of any other  jurisdiction to which  solicitations are subject,  or violate any rule or regulation  promulgated by any lawfully constituted authority to which the Trust or the Distributor may be subject.

     7. The Trust  agrees to issue new  shares  direct to the  registered  owner pursuant to this Agreement and according to instructions  from the  Distributor, subject to the offering price or net asset value, as appropriate, of such shares next  effective  after  acceptance  of the order by the Trust.  The Trust hereby authorizes the  Distributor  to sell the Trust's  shares in accordance  with the following schedule of prices:

     The  applicable  price will be the net asset value per share next effective after  receipt and  acceptance  by the Trust of a proper offer to purchase, determined in  accordance  with the  Agreement  and  Declaration  of Trust,
     By-laws, Registration Statement and relevant Prospectus of the Trust.

     8. The  Distributor  agrees  that it will  not take  either a short or long position with respect to shares of the Trust;  that it will not place orders for more shares than are  required to fill the  requests  received by it as agent of the Trust; and that it will expeditiously transmit all such orders to the Trust.

     9. The  Distributor  is authorized to receive and administer any Rule 12b-1 payments from the series of the Trust, and agrees to seek and negotiate  various selling and servicing agreements to facilitate sales of the shares of the series of the Trust.  The Distributor may retain all or part of such Rule 12b-1 fees as compensation for the services provided under this Agreement.

     10. The Trust agrees that, as long as this Agreement is in effect,  it will not  authorize  anyone else to offer or solicit  applications  for shares of the
Trust and will not accept any such application if submitted by or through anyone other than the  Distributor,  unless the Distributor  shall first have agreed in writing to such authorization.

     11. This Agreement  shall become  effective on the date first above written provided it is approved by the Board of Trustees of the Trust,  including by the vote of a majority  of the  Trustees  who are not  parties to the  Agreement  or interested  persons of such party,  cast in person,  at a meeting called for the purpose of voting on such  approval,  and shall  continue in effect  through the
30th day of December,  2003, and thereafter  shall  continue  automatically  for successive  annual periods ending December 31, provided that such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the  outstanding  voting  securities  of the affected  series of the
Trust and provided  further that any renewal of this Agreement shall be approved by the vote of a majority of the Trustees  who are not parties to the  Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval.

     12.  This  Agreement  (i) may be  terminated  as to the Trust or any series thereof,  without  the  payment of any  penalty,  either by vote of the Board of
Trustees  of the Trust or, as to any series of the Trust,  by vote of a majority of the outstanding voting securities of such series, on sixty (60) days' written notice  to the  Distributor;  (ii)  may be  terminated  without  penalty  by the
Distributor  on sixty (60) days'  written  notice to the Trust;  and (iii) shall immediately terminate in the event of its assignment.

     13.  Nothing  contained  in this  Agreement  shall be deemed to protect the
Distributor  against any  liability to the Trust or to its  security  holders to
which  the  Distributor   would  otherwise  be  subject  by  reason  of  willful
misfeasance,  bad faith,  or gross  negligence in the  performance of its duties hereunder,  or by reason of its reckless disregard of its obligations and duties hereunder.

     14.  The  terms   "assignment,"   "majority  of  the   outstanding   voting
securities," and "interested  person" used in this Agreement shall have the same meanings as provided in the 1940 Act.

                                        Gold Bank Funds

                                        By: /s/ Malcolm M. Aslin
                                           -------------------------------------
                                           Malcolm M. Aslin
                                           President
ATTEST:

/s/ Martin A. Cramer
----------------------------------
Martin A. Cramer
Secretary
[SEAL]
                                        Gold Capital Management, Inc.

                                        By:/s/Stephen R. Oliver
                                           -------------------------------------

ATTEST:

/s/ Martin A. Cramer
----------------------------------

[SEAL]